George Brenner
Certified Public Accountant
9300 Wilshire Boulevard, Suite 480
Beverly Hills, California 90212
(310) 276-8845


December 27, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eConnect - Form SB-2

Dear Sir/Madame:

As a certified public accountant, I hereby consent to the inclusion in this Form SB-2 Registration Statement of my report dated April 7, 1999 in Betting, Inc.'s (now known as eConnect) Form 10-KSB for the fiscal year ended August 31, 1998, and to all references to my firm included in this Registration Statement.
Sincerely,


/s/  George Brenner
George Brenner